PLANET ZANETT, INC.
ANNUAL REPORT ON FORM 10-KSB
EXHIBIT 21.1

                   Subsidiaries of Planet Zanett, Inc.

The following list includes all consolidated subsidiaries of Planet Zanett, Inc. as of December 31, 2001.


                                                State of Incorporation
                                                ----------------------
Back Bay Technologies, Inc.                            Delaware
Planet Zanett Corporate Incubator, Inc.                Delaware
Planet Zanett Asset Management, Inc.                   Delaware
GlobeDrive.com, Inc.                                   Delaware
Planet Zanett Angel Fund, LLP                          Delaware